UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 28, 2023

TREASURE GLOBAL INC
(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2023, Treasure Global Inc, a Delaware corporation (the “
Company
”), entered into a Securities Purchase Agreement (the “
Securities Purchase Agreement
”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “
Buyer
”), pursuant to which the Buyer subject to certain closing conditions, agreed to purchase two unsecured convertible debentures (the “
Convertible Debentures
”), in the aggregate principal amount of up to $5,500,000.00 in a private placement (the “
Private Placement
”) for a purchase price with respect to each Convertible Debenture of 92% of the initial principal amount of such Convertible Debenture. The purchase of a $2,000,000 in principal amount Convertible Debenture occurred on February 28, 2023 and the closing of the purchase of the $3,500,000 Convertible Debenture will occur after certain closing conditions have been met, including but not limited to a registration statement registering the Company’s common stock underlying each of the Convertible Debentures (the “
Common Stock
”) being declared effective by the Securities and Exchange Commission (the “
SEC
”) and approval by the Company’s stockholders has been obtained for the transactions contemplated by the Private Placement. Each Convertible Denture accrues or will accrue interest at 4% per annum and has a 12-month term. Capitalized terms used but not defined in the following description shall have the meaning assigned to such terms in the Securities Purchase Agreement or the Convertible Debentures.

Subject to certain limitations contained within the Convertible Debentures, including those as described below, holders of the Convertible Debentures are entitled to convert the principal amount of, and accrued and unpaid interest, if any, on each Convertible Debenture, in whole or in part, from time to time over their term, into a number of shares of Common Stock equal to the quotient of the principal amount and accrued and unpaid interest, if any, being converted divided by the Conversion Price. The “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (i) $1.6204 per share of Common Stock (the “
Fixed Conversion Price
”) or (ii) 93% of the lowest volume-weighted average price (“
VWAP
”) of the Common Shares on the Primary Market during the 10 consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the applicable Convertible Debenture (the “
Conversion Date
”) or other date of determination (the “
Variable Conversion Price
”), but not lower than $0.25 per share (the “
Floor Price
”). The Conversion Price will be subject to adjustment to give effect to any stock dividend, stock split or recapitalization.

The holder of the Convertible Dentures may not during any calendar month convert more than an aggregate of the greater of (a) 25% of the aggregate dollar value traded on the Primary Market during such calendar month or (b) $1,100,000 of principal amount of the Convertible Debentures (plus accrued and unpaid Interest) utilizing the Variable Conversion Price. This limitation shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, and (ii) with respect to any conversions utilizing the Fixed Conversion Price. This limitation may be waived with the consent of the Company. Notwithstanding anything to the contrary contained above, the Company shall not issue more than 3,455,894 shares of Common Stock (the “
Exchange Cap
”) pursuant to the terms of the Convertible, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holder of the Convertible Debentures.  It is a closing condition to the purchase by the Buyer of the $3,500,000 Convertible Debenture that such shareholder approval be obtained.

Under the Convertible Debentures, the Company has the right, but not the obligation, to redeem (“
Optional Redemption
”) early a portion or all amounts outstanding under the Convertible Debentures;
provided
that (i) the closing price of the Company’s common stock on the date of such Optional Redemption is less than the Fixed Conversion Price and (ii) the Company provides the Holder with at least 5 business days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus 10% on the principal amount being redeemed, plus all accrued and unpaid interest.

Pursuant to the terms of the Convertible Debentures, upon the occurrence of a Trigger Event (as defined below), the Company is required to make monthly payments beginning on the 10 th
calendar day after the Trigger Date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) the lesser of (x) $1,000,000 and (y) the sum of outstanding principal amount of the Convertible Debentures (the “
Triggered Principal Amount
”), plus (ii) a 7% redemption premium in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date.  The obligation to make such payment ceases when (A) the daily VWAP is greater than the Floor Price for a period of 5 of 7 consecutive trading days in the event of a Floor Price Trigger (as defined below) unless a new Trigger Event occurs, or (B) the date the Company has obtained stockholder approval to increase the number of Common Stock under the Exchange Cap and/ or the Exchange Cap no longer applies, in the event of an Exchange Cap Trigger (as defined below), unless a subsequent Trigger Event occurs.

“
Trigger Event
” shall mean (i) the daily VWAP is less than the Floor Price for five trading days during a period of any 5 of 7 consecutive trading days (a “
Floor Price Trigger
”), or (ii) the Company has issued in excess of 95% of the Common Stock available under the Exchange Cap (an “
Exchange Cap Trigger
”).

The Convertible Debentures contain events of default customary for instruments of their type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Convertible Debentures will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then any holder may declare all of its Convertible Debentures to be due and payable immediately. Upon the occurrence and during the continuance of any event of default, interest will accrue on the outstanding principal balance of the Convertible Debentures at a rate of 15% per annum. In addition to any other remedies, to the extent that the Convertible Debentures remain outstanding following an event of default or the Maturity Date, the holder of the Convertible Debentures will continue to have the right, but not the obligation, to convert the Convertible Debentures at the Conversion Price at any time after (x) an event of default (provided that such event of default is continuing) or (y) the Maturity Date.

The Securities Purchase Agreement contains customary representations, warranties, covenants, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

In connection with the Securities Purchase Agreement, the Company and the Buyer entered into a registration rights agreement, dated February 28, 2023 (the “
RRA
”), pursuant to which the Company is required to register for resale all of the Common Stock underlying the Convertible Debentures. The Company is required to file an initial registration statement (the “
Initial Registration Statement
”) covering the resale of at least 22,800,000 shares of Common Stock, consisting of Conversion Shares, by no later than the 30th calendar day following execution of the RRA (the “
Filing Deadline
”). The Initial Registration Statement is required to be declared effective by the SEC no later than 60 days after the Filing Deadline; provided that if the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the RRA requires Initial Registration Statement to be effective within 10 business days following the date on which the Company is so notified if such date precedes the date required above. The Company is required to file additional registration statements covering the resale by the Buyer of the Conversion Shares not covered by the Initial Registration Statement on or prior to the 30th calendar day following receipt of a demand notice from the Buyer.

The foregoing descriptions of the Convertible Debentures, the Securities Purchase Agreement, and the RRA are qualified in their entirety by reference to the full text of the Form of Convertible Debentures, the Securities Purchase Agreement, and the RRA, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Convertible Debentures were/or will be issued to the Buyer in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “
Securities Act
”) in a transaction not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Buyer in the Securities Purchase Agreement. The Convertible Debentures and the shares of Common Stock issuable upon conversion of the Convertible Debentures, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the Convertible Debentures, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Debentures and any respective resulting issuance of shares of Common Stock.

Item 8.01. Other Events.

On March 1, 2023, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the Private Placement.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debentures dated February 28, 2023.
10.1	Securities Purchase Agreement by and between the Company and the Buyer dated February 28, 2023.
10.2	Registration Rights Agreement by and between the Company and the Buyer dated February 28, 2023.
99.1	Press Release dated March 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023	TREASURE GLOBAL INC.

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Chief Executive Officer